UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2013

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into a Material Definitive Agreement

On February 11, 2013, Charter Financial Corporation, a Federal corporation (the “Company”), Charter Financial Corporation, a Maryland corporation (“Charter Financial”), First Charter, MHC and CharterBank entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

For these services, Stifel will receive an advisory and administrative fee of $50,000 and a fee of (i) 1.0% on the first $30.0 million of common sold in the subscription and community offerings; and (ii) 3.0% on the amount greater than $30.0 million of common stock sold in the subscription and community offerings, excluding shares purchased by our directors, officers and employees and members of their immediate families, and our tax-qualified and non-tax qualified employee benefit plans.  The advisory and administrative fee will be credited against the fees payable to Stifel upon the consummation of the conversion.

If there is a syndicated community offering, Stifel, serving as sole book-running manager, and Sterne, Agee & Leach, Inc., serving as co-manager, will be paid a fee equal to 1.0% of the dollar amount of total shares sold in the syndicated offering, which fee, along with the fee payable to selected dealers (which will include Stifel and  Sterne, Agee & Leach, Inc.), shall not exceed 5.0% in the aggregate of the dollar amount of total shares sold in the syndicated offering.    All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings. If there is a firm commitment underwritten offering, Stifel, Sterne, Agee & Leach, Inc. and any other broker-dealers included in the firm commitment underwritten offering will be paid a fee equal to 5.0% of the aggregate amount of common stock sold in the firm commitment underwritten offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-185482) filed by Charter Financial under the Securities Act of 1933, as amended, and a related prospectus dated February 11, 2013.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01Other Events

On February 15, 2013, the Company announced that Charter Financial, the proposed holding company for CharterBank, and First Charter, MHC have received conditional approval from the Board of Governors of the Federal Reserve System on February 11, 2013 to commence the second step conversion and offering. Charter Financial also announced that the registration statement relating to the sale of common stock of Charter Financial was declared effective by the Securities and Exchange Commission on February 11, 2013.

A copy of the press release dated February 15, 2013, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated February 11, 2013, by and among the Company, Charter Financial, CharterBank and First Charter, MHC and Stifel, Nicolaus & Company, Incorporated

99.1	Press Release dated February 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATON
February 15, 2013	By:	/s/Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer